Exhibit 10.16

RIGHT OF FIRST REFUSAL AND

CORPORATE OPPORTUNITIES AGREEMENT

This Right of First Refusal and Corporate Opportunities Agreement (this “Agreement”) is made as of ___________, 2008 by and between Hambrecht Asia Acquisition Corp., a Cayman Islands company (the “Company”) and ___________ (the “Granting Company”) in connection with the Company’s proposed initial public offering (the “IPO”) of units pursuant to a registration statement on Form S-1 (as amended, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission.

WHEREAS, certain officers and directors of the Company are also officers and directors of the Granting Company; and

WHEREAS, each of the Company and the Granting Company may be seeking business opportunities in the People’s Republic of China, and the parties hereto desire to enter into this Agreement to clarify the business opportunities for which each party shall have a right of first refusal.

NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Right of First Refusal.

a. Grant of Right. For the term specified in Section 2 hereof, the Granting Company agrees to grant to the Company (i) in its certificate of incorporation or equivalent document or (ii) by written action of its board of directors and/or shareholders, as may be required under applicable law governing the Granting Company, expressly for the benefit of the Company (in either event, the “Granting Company Document”), a right of first refusal to any corporate opportunities belonging to it that may constitute a suitable Business Combination (as defined herein) for the Company. Specifically, the Granting Company shall refuse to review or consider any investment or acquisition opportunity in a business or businesses the Company may deem to be a Business Combination, as determined by the officer or director of the Granting Company that is also an officer or director of the Company until after the Company has rejected such opportunity. The Granting Company will not enter into any agreement to purchase or invest in such business or businesses until after the Company has rejected such opportunity. Decisions by the Company to release the Granting Company to pursue any corporate opportunity concerning a Business Combination will be made by a majority of the Company’s disinterested directors.

b. Scope of Right . As used herein, the term “Business Combination” shall mean an acquisition by the Company, by merger, stock exchange, asset acquisition, reorganization or similar business combination, or control through contractual arrangements, of an operating business or businesses in the People’s Republic of China (each a “Target”). Notwithstanding the above, the term “Business Combination” shall not include any company with respect to which the Granting Company has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding a company being acquired by the Granting Company prior to the date hereof.

c. General. Any partner, principal, director, officer or employee of the Granting Company that shall become aware of a corporate opportunity relating to a Target shall provide written notice of the opportunity to the Company within five (5) business days of its identification of the corporate opportunity. The Granting Company further agrees it will not enter into any agreement to purchase or invest in a Target until the Company has had a reasonable period of time to determine whether or not to pursue the opportunity. The provisions of this Section (c) shall be set forth in the Granting Company Document.

2. Term. This Agreement shall become effective upon execution and shall remain in effect for a period expiring upon the earlier of: (i) the consummation by the Company of a Business Combination or (ii) the Company’s dissolution and liquidation, each in the circumstances and in the manner described in the Registration Statement (the “Term”).

3. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

Hambrecht Asia Acquisition Corp.
13/F Tower 2
New World Tower
18 Queens Road Central
Hong Kong
Attn: John Wang, Chief Executive Officer

with a copy to:

Mitchell Nussbaum
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154

If to the Granting Company:

[contact information]

with a copy to:

[contact information]

with a copy to:

Broadband Capital Management
712 Fifth Avenue, 49th Floor
New York, NY 10019
Attn: T. Corby Hocker

with a copy to:

Douglas Ellenoff
Ellenoff Grossman & Schole LLP
370 Lexington Avenue
New York, NY 10017

4. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

5. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

6. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto. Notwithstanding the foregoing, this Agreement may not be amended to provide for its termination prior to the expiration of the Term without the approval of the affirmative vote of a majority of the Company’s ordinary shares purchased in the IPO.

7. Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 7 are in addition to the survivorship provisions of any other section of this Agreement.

8. Waiver Against Trust Account. Granting Company hereby (a) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds held in the trust account established for the benefit of the public shareholders of the Company (“Trust Account”) and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the Granting Company may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (c) agrees it will not seek recourse against the Trust Account for any reason whatsoever.

9. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10. Governing Law, Venue, etc.

a. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. The parties: (i) agree that any legal suit, action or proceeding arising out of or relating to this agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waive any objection which such party may have now or hereafter to the venue of any such suit, action or proceeding and (iii) irrevocably and exclusively consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding arising out of this Agreement.

b. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and service of process upon mailed by certified mail to the Granting Company addresses shall be deemed in every respect effective service process upon the parties, in any such suit, action or proceeding arising out of this Agreement.

c. THE PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

11. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

12. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

13. Third Party Beneficiaries. The parties hereto hereby acknowledge that the underwriters of the IPO, including, without limitation, Broadband Capital Management (“Broadband”), are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Broadband.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first specified above.

HAMBRECHT ASIA ACQUISITION CORP.

By:
Name:
Title:

[NAME]

By:
Name:
Title: